Exhibit 10.52

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is made and entered into this 29th day of February, 2008 (“Execution Date”) by and between RFP Lincoln 293, LLC, a Massachusetts limited liability company, assignee of the leasehold interest of Bronx II, LLC, successor-in-interest to Rosewood III Associates, L.P. (“Landlord”) and Merrimack Services Corporation, a Delaware corporation, successor-in-interest to PC Connection Sales of Massachusetts, successor to PC Connection Inc., successor to Merisel Americas, Inc., successor to Microamerica, Inc. (“Tenant”).

WITNESSEE 11:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease, dated October 27, 1988 (the “Original Lease”), as amended by Lease Amendment dated October 27, 1988 (the “First Amendment”), a Second Lease Amendment dated November 12, 1997 (the “Second Amendment”), a Third Amendment to Lease dated December 8, 1998 (the “Third Amendment”), a Fourth Amendment to Lease dated August 30, 2001 (the “Fourth Amendment”), and a Fifth Amendment to Lease dated September 24, 2004 (the “Fifth Amendment and collectively with the Original Lease and foregoing amendments, the “Lease”) with respect to 19,882 square feet of office space (“Demised Premises”) located on the second (2nd) floor of the building within that certain building commonly known as 293 Boston Post Road West, Marlborough, Massachusetts (the “Building”); and

WHEREAS, Tenant wishes to: (i) extend the Term of the Lease in respect of the remaining portion of the Demised Premises, containing 19,882 square feet on the second (2nd) floor (west) of the Building (“Remainder Premises”), substantially as shown cross-hatched on Exhibit A, Sixth Amendment to Lease, a copy of which is attached hereto and incorporated by reference herein;

NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	EXTENSION OF TERM OF LEASE IN RESPECT OF REMAINDER PREMISES

The Term of the Lease in respect of the Remainder Premises is hereby extended for an additional term commencing on January 1, 2009 and expiring as of December 31, 2011 (“Additional Term”). Said Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such Additional Term (including, without limitation, Tenant’s obligation to pay for electricity, pursuant to Section 4.2.3 of the Lease), except as follows:

Annual Fixed Rent during the extended Term shall be as follows:

Time Period	Annual Fixed Rent	PSF	Per Month
January 1, 2009 – December 31, 2009:	$377,758.00	$19.00	$31,479.83
January 1, 2010 – December 31, 2010:	$387,699.00	$19.50	$32,308.25
January 1, 2011 – December 31, 2011:	$397,640.00	$20.00	$33,136.67

B. The Tax Base during the Additional Term shall be the actual amount of Taxes for calendar year 2005.

C. The Operating Expense Base during the Additional Term shall be the actual amount of Operating Expenses for calendar year 2005, determined as though the Building were 95% occupied.

D. Tenant’s Share of Tax and Operating Expense Escalation during the Additional Term shall be 10%.

E. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

2.	SECURITY DEPOSIT

The parties hereby acknowledge that Landlord is holding a security deposit in the amount of Twenty-Nine Thousand and 00/100 Dollars ($29,000.00) pursuant to the terms of the Fifth Amendment. Landlord shall retain the balance of the security deposit in the amount of Twenty-Nine Thousand and 00/100 Dollars ($29,000.00) for the Additional Term as well as the First Option Term and Second Option Term, if exercised (“Remaining Security Deposit”). Said Remaining Security Deposit shall otherwise continue to be held by Landlord during the Additional Term in accordance with the terms and conditions of Article 11 of the Lease.

3.	OPTION TO EXTEND

A. Tenant shall have the option to extend the term of the Lease for two (2) additional two (2) year periods (collectively, the “Option Terms”). The first option term (“First Option Term”) shall commence as of January 1, 2012 and terminate as of December 31, 2013 and the second option term (“Second Option Term” and together with the First Option Term, each an “Additional Option Term”) shall commence as of January

1, 2014 and terminate as of December 31, 2015. The terms and conditions of the Lease shall apply during each Additional Option Term except for Base Rent which will be adjusted as provided below.

B. To exercise the First Option Term, Tenant shall provide written notice to Landlord on or before April 1, 2011 and to exercise the Second Option Term, Tenant shall provide written notice to Landlord on or before April 1, 2013 (“Option Notice”), in each case time being of the essence. Failure of Tenant to timely exercise the First Option Term shall terminate its rights to exercise the First Option Term and Second Option Term. Failure of Tenant to timely exercise the Second Option Term during the First Option Term shall terminate its rights to exercise the Second Option Term.

C. The Lease terms during each Additional Option Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such Additional Term and/or Additional Option Term (including, without limitation, Tenant’s obligation to pay for electricity, pursuant to Section 4.2.3 of the Lease). The Annual Fixed Rent during each Additional Term shall be fixed as follows:

Fixed Rent during the First Option Term shall be as follows:

Time Period	Annual Fixed Rent	PSF	Per Month
January 1, 2012 – December 31, 2012:	$407,581.00	$20.50	$33,965.08
January 1, 2013 – December 31, 2013:	$417,522.00	$21.00	$34,793.50

Fixed Rent during the Second Option Term shall be as follows:

January 1, 2014 – December 31, 2014:	$427,463.00	$21.50	$35,621.92
January 1, 2015 – December 31, 2015	$437,404.00	$22.00	$36.450.33

4.	NO EARLY TERMINATION OPTION. Landlord and Tenant agree that Tenant’s rights under Paragraph Six (6) of the Fifth Amendment have fully lapsed and Tenant has no early termination option under the Lease as of the Effective Date.

5.	SIGNAGE

Tenant shall continue to have the right to signage as granted under Paragraph 7 of the Fifth Amendment for no additional charge under the Lease but otherwise subject to all terms and conditions as set forth in said Paragraph 7. As of the Effective Date Landlord hereby waives any rights to Signage Rent (as defined under the Fifth Amendment) for the Additional Term and any Additional Option Term.

5.	BROKERAGE

Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than Lincoln Property Company in connection with this Sixth Amendment to Lease and agrees-to defend, indemnify and save the other party harmless from and against any and all claims for commissions or fees arising out of this Sixth Amendment which, as to the respective parties, are inconsistent with such party’s warranties and representations. Landlord shall be responsible for any commissions or fees owned to the Brokers in connection with this Sixth Amendment in accordance with separate agreements between the Brokers and Landlord.

6.	LEASE RATIFIED AND CONFIRMED

As modified hereby, the Lease and all of its terms and provisions are hereby authorized, ratified and confirmed. In the event of any conflicts or inconsistencies between the terms and provisions contained in this Sixth Amendment to Lease and the Lease, the terms and provisions of this Sixth Amendment to Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment under seal as of the Effective Date.

LANDLORD:	RFP LINCOLN 293, LLC

a Massachusetts limited liability company

By:	Lincoln Route 20 (MA), a Delaware limited liability company, its Managing Member

By:	Lincoln Non-Member Manager, Inc., a Texas corporation, its Manager

/s/  Gregory S. Courtwright

Name: Gregory S. Courtwright

Title: Vice President

TENANT:	MERRIMACK SERVICES CORPORATION

By:  /s/ Jack Ferguson

        Name: Jack Ferguson

        Its: Treasurer

Date Signed: 3/5/08

CONFIRMATION OF LEASE GUARANTY

The undersigned, as Guarantor of the above-referenced Lease pursuant to a Lease Guaranty dated as of August 30, 2001, hereby acknowledges and agrees that the term “Lease” as defined in said Lease Guaranty shall mean the above-referenced Lease, as amended through and including the foregoing Sixth Amendment to Lease, and hereby consents to the foregoing Sixth Amendment to Lease and confirms and agrees that said Lease Guaranty shall remain in full force and effect in accordance with the terms thereof with respect to the Lease, as amended through and including the foregoing Sixth Amendment to Lease.

EXECUTED UNDER SEAL as of the date first above written.

GUARANTOR:

PC CONNECTION, INC.

By:  /s/    Jack Ferguson

        (Name) Jack Ferguson

        (Title) CFO

STATE OF NEW HAMPSHIRE      )

                                                            )                              ss. March 5, 2008

COUNTY OF HILLSBOROUGH    )

Personally appeared, Jack Ferguson, CFO of PC Connection, Inc., who acknowledged that he executed the foregoing instrument as his free act and deed and the free act and deed of the corporation, before me:

Michelle Gauthier

Notary Public

EXHIBIT A, SIXTH AMENDMENT TO LEASE PREMISES